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EX. 5.1  OPINION OF AKERMAN SENTERFITT

                               AKERMAN SENTERFITT
                         ONE S.E. 3RD AVENUE, 28TH FLOOR
                            MIAMI, FLORIDA 33131-1714

                                  July 30, 2003

AESP, Inc.
1810 N.E. 144th Street
North Miami, FL 33181

      RE:   REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

We have acted as counsel to AESP, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to an aggregate of 5,984,221 shares of the Company's common stock, par value $.001 per share, all of which are shares underlying certain common stock purchase warrants, as more particularly set forth in the Registration Statement (the "Shares").

We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that the Shares will be upon the exercise of the warrants relating to such Shares, duly and validly authorized and validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the corporate laws of the State of Florida and we express no opinion as to the effect on the matters covered by the laws of any other jurisdiction. Our opinion as to the matters expressed herein is as of the date above and we disclaim any obligation to update our opinion.

This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act to the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          AKERMAN SENTERFITT

                                          /s/ Akerman Senterfitt